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                                                                     EXHIBIT 8.1

                                December 17, 2003

Capstead Mortgage Corporation
8401 N. Central Expressway
Suite 800
Dallas, Texas 75225

         Re:      Capstead Mortgage Corporation
                  Post-Effective Amendment No. 1 to Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Capstead Mortgage Corporation, a Maryland corporation ("Capstead"), in connection with the offer and sale of up to 875,000 shares of Capstead's common stock, par value $.01 per share, and up to 1,000,000 shares of $1.26 cumulative convertible preferred stock, Series B, par value $.10 per share. The shares to be offered and sold have been registered under Capstead's Registration Statement No. 333-68424 (the "Registration Statement") and are being offered pursuant to a prospectus dated December 17, 2003 (the "Prospectus"), which Prospectus was filed with the Securities and Exchange Commission on or about the date hereof. This opinion is to be included as an exhibit to the Registration Statement pursuant to a post-effective amendment No. 1 to the Registration Statement. You have requested our opinion regarding Capstead's qualification as a real estate investment trust ("REIT") pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), as set forth below. Capstead has and has had a number of wholly-owned subsidiaries, the income, liabilities, and assets of which are not and were not accounted for separately from Capstead for federal income tax purposes pursuant to applicable provisions of the Code. This letter refers to Capstead, as aggregated with such subsidiaries as were in existence during the period for which reference is made, as "Capstead REIT." In addition, Capstead owned all of the outstanding common stock of Capstead Securities Corporation I ("OLD CSC I") from March 13, 1986, until December 30, 1993, the date of its merger with and into CMC Liquidation Corporation (which corporation changed its name to Capstead Securities Corporation I ("New CSC I")).

         For the purpose of rendering our opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

         1. The Articles of Incorporation of Capstead and the Certificate of Incorporation of (i) OLD CSC I, (ii) CMF Mortgage Funding Corporation, (iii) Capstead Holdings, Inc.,

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Capstead Mortgage Corporation
December 17, 2003
Page 2

         (iv) Capstead Inc. and (v) each wholly owned subsidiary of Capstead, each as amended and supplemented to the date hereof.

         2.       The By-Laws of Capstead and the Bylaws of OLD CSC I.

         3. Capstead REIT's federal income tax returns for taxable years 1985 - 2002.

         4.       OLD CSC I's federal income tax returns for taxable years 1986
         - 1993.

         5. The registration statement with which this letter is being filed.

         6. Representations made to us by an officer of Capstead in a certificate as of the date hereof and representations made to us by an officer of New CSC I in a certificate as of the date hereof.

         In connection with rendering this opinion, we have assumed and are relying upon, without any independent investigation or review thereof, the following:

         1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.

         2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

         3. None of Capstead, its wholly owned subsidiaries, or Capstead Holdings, Inc. will make any amendments to its organizational documents after the date of this opinion that would adversely affect Capstead REIT's qualification as a REIT for any taxable year.

         4. No actions will be taken by Capstead REIT after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

         Based on the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

                  (i) For all of its taxable years beginning September 5, 1985, and ending December 31, 2002, Capstead REIT has met the requirements for qualification as a REIT under the Code and will be able to qualify as a REIT for taxable years beginning on and after January 1, 2003, provided that Capstead REIT continues to be organized and operated after the date of this letter so as to satisfy the applicable REIT requirements under the Code, and

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Capstead Mortgage Corporation
December 17, 2003
Page 3

                  (ii) The statements in the Prospectus set forth under the caption "Taxation" accurately describe the material federal income tax consequences to the holders of Capstead's common stock under existing law and subject to the qualifications and assumptions stated therein.

         In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

         1. Our opinion expressed herein is based upon our interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusion set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein.

         2. Our opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

         3. Our opinion is limited in all respects to the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         4. Except as described in this letter, we have made no efforts to verify the accuracy and genuineness of the documents, assumptions and representations set forth above.

         In the event any one of the statements, representations, warranties or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

         The ability of Capstead REIT to qualify as a REIT for its 2003 taxable year and subsequent taxable years will depend on future events, some of which are not within the control of Capstead REIT. Additionally, it is not possible to predict whether the statements, representations, warranties or assumptions on which we have relied on to issue this opinion will continue to be accurate in the future. Thus, the treatment of the Capstead REIT for federal income tax purposes may be altered for the taxable years affected thereby.

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Capstead Mortgage Corporation
December 17, 2003
Page 4

         We hereby consent to the reference to us under the caption "TAXATION" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                   Very truly yours,

                                   ANDREWS KURTH LLP

TWF; TRP